Exhibit 23.2

Consent of Counsel

The statements of law and legal conclusions under "Item 1.Business" in Eagle Bulk Shipping Inc.'s Annual Report on Form 10-K, for the year ended December 31, 2010, have been reviewed by us and are set forth therein in reliance upon our opinion as an expert.

We hereby consent to the incorporation by reference of such statements of law and legal conclusions in the following Registration statements:

(1)   Registration Statement  (Form S-8 No. 333-145390), and
(2)   Registration Statement  (Form S-3 No. 333-157663).

/s/ Seward & Kissel LLP

New York, New York
March 4, 2011